Exhibit 10.19

Lease

This lease (the “Lease”) is made by and between,

Landlord (hereinafter referred to as “Party A”): Shanghai PharmValley Corp.

Tenant (hereinafter referred to as “Party B”):

Location of the Premises:

The parties agree on the following terms and conditions:

1.	The Premises

The Premises owned by Party A (hereinafter called the “Premises”) is located at             . The Premises is of frame construction with aggregated floor area of                      (subject to the measurement by the institute of surveying and mapping).

2.	Usage of the Premises

The Premises shall be used for laboratories and offices purposes. Unless otherwise agreed between the parties, Party B shall not change the usage of the Premises.

3.	Term

The term of the Lease is two years commencing on                      and ending on                     .

4.	Rent

The Parties agree that:

(a)	The monthly rent from June 16, 2010 to December 31, 2010 shall be RMB per square meter per day;

(b)	Rent from January 1, 2011 to June 15, 2012 shall be renegotiated and agreed upon by both parties. Both parties shall sign a supplemental agreement before December 31, 2010.

5.	Security Deposit

Within the lease period, Party B shall pay a security deposit of RMB                      to Party A equal to one month’s rent.

At the end of the lease term, Party A shall return the security deposit without interest to Party B. Party A may deduct any outstanding overdue fine or damages caused by Party B’s breach of contract from the security deposit. If such amounts exceed the amount of security deposit, Party B shall pay the balance.

6.	Payment

Party B shall pay three months’ rent in advance together with one month’s security deposit. Party B shall pay Party A rent and security deposit for the first quarter within 15 days after the Lease is signed. Party B shall pay the remaining rent before the end of the first month of each quarter.

7.	Time for Delivery

Party A shall deliver the Premises to Party B within 7 days after the Lease becomes effective. Party B shall provide a confirmation letter to acknowledge the receipt of the Premises.

8.	Maintenance and Repair

Within the lease period, Party A shall ensure the Premises is in appropriate condition for the intended use.

Where the damages to the Premises and equipments thereof were due to the improper usage by Party B, Party B shall be responsible for the repairment at Party B’s cost.

Where the damages to the Premises and equipments thereof caused by the improper usage by Party B cannot be repaired, Party B shall compensate Party A for such damages.

9.	Warranties and Undertakings by Party A

The Premises shall have no legal or economical defects. Party A has the right to rent out or otherwise dispose the Premises. Party A shall compensate Party B for any losses caused by any legal or economical defects of the Premises.

Within the lease period, Party A shall assist Party B for the application of any licenses or permits related to the Lease.

10.	Warranties and Undertakings by Party B

Within the lease period, Party B undertakes to comply with relevant local regulations and be responsible for all fire safety, general sanitation, landscape and security and bearing all corresponding fees.

Party B shall purchase insurances for the Premises at its costs. Party B shall be responsible for any accidents and the resulting losses occurred on the Premises within the lease period. Party A shall not be held responsible for such accidents or losses.

11.	Alterations and Improvements

Party B shall not alter or improve the Premises without prior written consent of Party A. Party B shall not damage the Premises, facilities and landscape thereof. Party B shall be responsible for the cost of any such alterations and improvements, if any.

Within the lease period, if Party B destroys the original structure of the Premises without Party A’s consent, Party A shall have the right to terminate the Lease immediately. Upon termination of the Lease, if the Premises cannot be restored to the original condition, Party A shall have the right to repossess the Premises and seek compensation for the actual losses. If the Premises can be restored to the original conditions, Party B shall return the Premises unconditionally to Party A after restoration. Otherwise, Party A shall have the right to seek the costs and expenses in connection with the restoration.

12.	Other fees

Party B shall be responsible to pay fees for the water, electricity, gas, management fees and telecommunication on time.

Party B shall be responsible for any damages caused by not paying these fees on time.

Within the lease period, Party B shall pay any fees imposed by government in connection with the use of the Premises on time.

13.	Termination

Parties may mutually agree to terminate the Lease before the expirations of the Lease.

Within the lease period, the Lease shall be automatically terminated where the performance of the Lease becomes impossible due to government zoning change or development project.

Party B shall have the right to terminate this contract at any time if Party A cannot deliver the Premises on time. Party A shall be liable for damages to Party B caused by Party A’s breach of the Lease.

Party A can terminate this contract at any time and repossess the Premises and facilities if Party B has engaged in any of the following unauthorized activities:

(a)	Sublet the Premises to a third party without the consent of Party A;

(b)	Sell, rent or alternate the Premises without the consent of Party A;

(c)	Change the structure of the Premises or change the usage of the Premises and facilities thereof without consent of Party A;

(d)	Fail to pay rent more than 10 days after it is due;

(e)	Fail to pay the fees for water, electricity, gas and management fees for more than 10 days after Party A gives overdue notice;

(f)	Conduct illegal activities at the Premises;

(g)	Damage the Premises intentionally; and

(h)	Fail to perform other obligations set forth in the Lease.

If Party B’s liquidated damages cannot cover the economic loss suffered by Party A, Party B shall pay all the remaining losses.

A party shall give a 30 day’s written notice to the other party in order to terminate the Lease prior to its expiration date.

14.	Expiration of the Lease

The Lease shall terminate upon expiration. Party B shall give a 30 day’s written notice to Party B in order to renew the Lease. Parties may enter into a new lease with mutually agreed rent and term renegotiated. Party B shall have the priority to enter into a new lease under the same terms and conditions.

15.	Post-termination

Within 10 days of the termination or expiration of the Lease, Party B shall unconditionally return the Premises at the original condition to Party A. If Party B fails to return the Premises at the original conditions within 20 days of the period specified above, Party A may require Party B to pay a penalty equal to 5/10000th of the aggregated rent paid for each additional day and shall have the right to treat the items at the Premises as abandoned properties.

16.	Liability for Breach

Within the lease period, the breaching party shall pay 5% of annual rent as liquidated damages. If Party B does not pay rent in accordance with the Lease, Party B shall pay overdue fine to Party A at 5/10000th of the annual rent per day.

17.	Force Majeure

Neither party shall be liable for force majeure events that prevent it from performing any of its obligation under the Lease.

18.	Dispute Resolution

Any disputes arising from the performance of the Lease shall be resolved through friendly negotiation between parties. In case such negotiation fails, any party may bring legal action to the court in the area where the Premises are located.

19.	Miscellaneous

(a)	Parties may sign a supplemental agreement for issues not addressed by the Lease, which shall have the same legal effect as the Lease. If there is discrepancy between the Lease and the supplemental agreement, the language in the supplemental agreement shall prevail.

(b)	Exhibits to the Lease constitute an integral part of the Lease and shall have the same legal effect as the Lease.

(c)	This contract shall become effective after both parties sign the contract and affixed the Agreement with company seals, payment of Party B of the security deposit and the rent for the first quarter under the lease period.

(d)	This contract is made in two original copies and each party holds an original copy.

Party A (Stamp with Company Chop):

Representative (Signature):

Date:

Party B (Stamp with Company Chop):

Representative (Signature):

Date: